Exhibit 1.A(8)(b)(vi)

                                 AMENDMENT NO. 3

                             PARTICIPATION AGREEMENT


         The Participation Agreement (the "Agreement"), dated December 3, 1997, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, Security Life of Denver Insurance Company, a Colorado life Insurance company and ING America Equities, Inc., a Colorado corporation, is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                   SCHEDULE A


      FUNDS AVAILABLE UNDER THE             SEPARATE ACCOUNTS            CONTRACTS FUNDED BY THE SEPARATE
               POLICIES                    UTILIZING THE FUNDS                       ACCOUNTS
AIM V.I. Government Securities Fund    |   Separate Account Al        |  o   THE EXCHEQUER VARIABLE ANNUITY
----------------------------------------   -------------------        -------------------------------------
AIM V.I. Capital Appreciation Fund     |   Separate Account Ll        |  o   FIRSTLINE VARIABLE UNIVERSAL LIFE
AIM V.I. Government Securities Fund    |                              |  o   FIRSTLINE II VARIABLE UNIVERSAL LIFE
                                       |                              |  o   STRATEGIC ADVANTAGE VARIABLE
                                       |                              |            UNIVERSAL LIFE
                                       |                              |  o   STRATEGIC ADVANTAGE II VARIABLE
                                       |                              |            UNIVERSAL LIFE
                                       |                              |  o   VARIABLE SURVIVORSHIP UNIVERSAL
                                       |                              |            LIFE
                                       |                              |  o   CORPORATE BENEFITS VARIABLE
                                       |                              |            UNIVERSAL LIFE
----------------------------------------   -------------------        -------------------------------------



         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:   November 1, 1999



                                              AIM VARIABLE INSURANCE FUNDS, INC.


Attest:  /s/ P. Michelle Grace                By:  /s/ Robert H. Graham
Name:    P. Michelle Grace                    Name:    Robert H. Graham
Title:   Assistant Secretary                  Title:   President


(SEAL)


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


                                      SECURITY LIFE OF DENVER INSURANCE COMPANY


Attest:  /s/ Eric G. Banta            By:  /s/ Gary W. Waggoner
Name:    Eric G. Banta                Name:  Gary W. Waggoner
Title:   Assistant Secretary          Title:  Vice President

(SEAL)



                                      ING AMERICA EQUITIES, INC.


Attest:  /s/ Eric G. Banta            By:  /s/ James L. Livingston, Jr.
Name:    Eric G. Banta                Name:  James L. Livingston, Jr.
Title:   Assistant Secretary          Title:  President

(SEAL)
















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